UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

POLOMAR HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 17-143, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 425-7575

32866 US Hwy 19 N, Palm Harbor, FL 34684

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors.

On October 15, 2026, Alexandra Peterson notified the Board of Directors (the “Board”) of Polomar Health Services, Inc. (the “Company”) of her resignation as a director of the Company, effective October 14, 2026. At the time of her resignation, Ms. Peterson served as a member of the Audit committee of the Board.

On October 15, 2026, Gabrielle Toledano notified the Board of her resignation as a director of the Company, effective October 14, 2026. At the time of her resignation, Ms. Toledano served as a member of the Compensation Committee of the Board.

Neither Ms. Peterson’s nor Ms. Toledano’s decision to resign was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On October 15, 2026, the Board reduced the size of the Board from five to three directors, effective upon the effectiveness of the resignations The Board consists of three directors: George Hornig, George Caruolo, and Gabriel Del Virginia.. The Board has not, as of the date of this filing, determined whether to fill the resulting vacancies or reduce the size of the Board.

The Company thanks Ms. Peterson and Ms. Toledano for their service and their many contributions to the Company during their tenure on the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLOMAR HEALTH SERVICES, INC.

Date: October 19, 2026	By:	/s/ Terrence M. Tierney
	Name:	Terrence M. Tierney
	Title:	Interim Chief Executive Officer

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